UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported) April 2, 2015

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD 21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 8.01 Other Events

On April 2, 2015, David D. Smith, Frederick G. Smith, J. Duncan Smith and Robert E. Smith (collectively, the “Smith Brothers”), who are the controlling stockholders of Sinclair Broadcast Group, Inc. (the “Company”), entered into a stockholders’ agreement (the “New Stockholders’ Agreement”) which is effective immediately upon the June 13, 2015 expiration of the existing stockholders’ agreement (the “Old Stockholders’ Agreement”) by and among the same individuals. Pursuant to the terms of the New Stockholders’ Agreement, each of the Smith Brothers has agreed that, through December 31, 2025, they will take all actions necessary to cause the election of each other as directors of the Company. The New Stockholders’ Agreement will terminate on the earlier of (i) December 31, 2025 or (ii) the date on which no class or series of the Company’s capital stock is nationally traded (as defined in the New Stockholders’ Agreement). The New Stockholders’ Agreement does not apply to any issue requiring stockholder approval other than the election of directors, and it does not require the Smith Brothers to act in concert when discharging their duties as directors. The New Stockholders’ Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Sinclair Broadcast Group, Inc. Stockholders’ Agreement (dated April 2, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Senior Vice President / Chief Accounting Officer

Dated: April 6, 2015